Exhibit (a)(1)(D)
[CBRL GROUP, INC. LOGO]

CBRL Group, Inc.

Relating to

Offer to Exchange
Zero Coupon Senior Convertible Notes due 2032
(“New Notes”)
CUSIP No. 12489V ACO
and an exchange fee for all outstanding
Liquid Yield Option™ Notes due 2032
(Zero Coupon-Senior)
(“Old Notes”)
CUSIP Nos. 12489V AB2; 12489V AA4

The exchange offer and withdrawal rights will expire at 5:00 P.M., New York City time, on April 16, 2007, unless extended by CBRL Group, Inc.

To Our Clients:

Enclosed for your consideration is the exchange circular, dated March 20, 2007 (as it may be amended or supplemented, the “exchange circular”) and a form of letter of transmittal (as it may be amended or supplemented, the “letter of transmittal”) relating to the exchange offer (the “exchange offer”) made by CBRL Group, Inc. (the “Company”) to holders of Old Notes to tender for exchange any Old Notes for New Notes.

The Company is inviting holders of Old Notes to tender for exchange Old Notes for New Notes and an exchange fee upon the terms and subject to the conditions set forth in the exchange circular. The exchange offer is not conditioned on any minimum number of Old Notes being tendered but is subject to certain other conditions. See “The Exchange Offer—Conditions to the Exchange Offer” in the exchange circular.

This material relating to the exchange offer is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. A tender of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes pursuant to the exchange offer.

Accordingly, we request instructions as to whether you wish to tender any or all Old Notes held by us for your account. You should read carefully the exchange circular, the letter of transmittal and the other materials provided herewith before instructing us to tender your Old Notes.

The terms of the New Notes and of the Old Notes are more fully described in the exchange circular. The terms of the New Notes are similar to the terms of the Old Notes, but will differ in the following ways:

•
Net Share Settlement. Upon conversion, holders of New Notes will receive, instead of only shares of the Company’s common stock, a combination of cash and shares. The amount of cash will be equal to the lesser of the accreted principal amount (as defined in the exchange circular) of the New Notes and their conversion value. Shares of common stock will be issued to the extent that the conversion value exceeds the accreted principal amount of the New Notes.

•
Redemption at the Company’s Option. The Company may redeem for cash all or a portion of the Old Notes on or after April 3, 2007 on not less than 30 days nor more than 60 days notice. The Company may redeem the New Notes at any time after issuance on not less than 15 days nor more than 60 days notice. Upon completion of the exchange offer, subject to market and other conditions, the Company plans to redeem all New Notes and any Old Notes that remain outstanding.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the exchange offer. Please note that the exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on April 16, 2007, unless extended by the Company.

Your attention is directed to the following:

1.	The exchange offer is for any and all Old Notes for New Notes.

2.	The exchange offer is subject to certain conditions, which the Company may assert or waive, set forth in the exchange circular.

3.	There are differences between the New Notes and the Old Notes, which are more fully described in the exchange circular.

4.	Exchanging Old Notes for New Notes involves risks, which are more fully described in detail in the exchange circular.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below.

The accompanying letter of transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer of the Company with respect to the Old Notes.

This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the exchange circular dated March 20, 2007, and the letter of transmittal.

Liquid Yield Option Notes due 2032 (CUSIP Nos. 12489V AB2; 12489V AA4) which are to be tendered. Principal Amount $_________________

PLEASE SIGN HERE: Signature(s) __________________________________________________________________________________________________________________________

Name(s) (Please Print)

_______________________________________________________________________________________________________________

Address

_______________________________________________________________________________________________________________

Zip Code

_______________________________________________________________________________________________________________

Area Code and Telephone No.

_______________________________________________________________________________________________________________

Taxpayer Identification or Social Security No.

_______________________________________________________________________________________________________________

My Account Number With You

_______________________________________________________________________________________________________________

Date: _______________________________

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